                                                                    EXHIBIT 10.2

            AMENDMENT NO. 7 TO AMENDED AND RESTATED CREDIT AGREEMENT

                  This AMENDMENT NO. 7 TO AMENDED AND RESTATED CREDIT AGREEMENT (this "AMENDMENT") is made and entered into as of July 5, 2001, between VIASOURCE COMMUNICATIONS, INC. (f/k/a THE RTK GROUP, INC.), a New Jersey corporation (the "BORROWER"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (the "LENDER").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower and the Lender are parties to that certain Credit Agreement dated as of September 7, 1999, as amended by that certain Amendment No. 1 to Credit Agreement dated as of December 2, 1999 (the "ORIGINAL CREDIT AGREEMENT"), and that certain Amended and Restated Credit Agreement dated as of March 10, 2000, as amended by that certain Amendment No. 2 to Amended and Restated Credit Agreement dated as of May 31, 2000, that certain Amendment No. 3 to Amended and Restated Credit Agreement dated as of July 24, 2000, that certain Amendment No. 4 to Amended and Restated Credit Agreement dated as of August 15, 2000, that certain Amendment No. 5 to Amended and Restated Credit Agreement dated as of April 13, 2001, and that certain Amendment No. 6 to Amended and Restated Credit Agreement dated as of May 21, 2001 (as further amended, modified, restated or supplemented from time to time, the "CREDIT AGREEMENT"), pursuant to which the Lender has made, and will make, Loans and other financial accommodations to the Borrower from time to time for the benefit of the Borrower and its Subsidiaries; and

                  WHEREAS, the Borrower and the Lender are parties to that certain Forbearance Agreement dated as of June 29, 2001 (the "FORBEARANCE AGREEMENT"), wherein, among other things, the Lender agreed to forbear from the exercise of its rights and remedies under the Credit Agreement as a result of Borrower's failure to make the June Term Loan Payment (as defined therein); and

                  WHEREAS, the Borrower has requested an amendment to the Credit Agreement to, among other things, (a) increase the Lender's Revolving Commitment, (b) amend certain provisions for repayment of principal and interest in Section 2.4(c), and (c) revise the scheduled mandatory repayments for the Term Loan in Section 2.4(e), and the Lender has agreed to such amendment, but only upon the terms and conditions set forth herein;

                  NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and further agree as follows:

         1. AMENDMENT TO SECTION 1.1 OF THE CREDIT AGREEMENT. Section 1.1 of the Credit Agreement, "CERTAIN DEFINED TERMS," is hereby modified and amended by inserting the following definitions in the appropriate alphabetical order therein (and by deleting therefrom any existing definitions of any of the following):

                  "ACCOUNT DEBTOR" means any Person who may become obligated to any Loan Party under, with respect to, or on account of, an Account, Chattel

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Paper or General Intangibles (as such terms are defined in the Security
Agreements, including payment intangibles).

                  "ACCOUNTS" means all "accounts," as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by "chattel paper" or "instruments" as defined in the UCC, and including any such obligations that may be characterized as an account or contract right under the UCC), (b) all of each Loan Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Loan Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Loan Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Loan Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Loan Party), and (e) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

                  "ACTIVATION EVENT" has the meaning assigned to such term in
Section 2.10(c).

                  "ACTIVATION NOTICE" has the meaning assigned to such term in
Section 2.10(c).

                  "AMENDMENT NO. 7" or "AMENDMENT", means this Amendment.

                  "BLOCKED ACCOUNT" has the meaning assigned to such term in
Section 2.10(a).

                  "BLOCKED ACCOUNT EFFECTIVE DATE" has the meaning assigned to such term in Section 2.10(c).

                  "BORROWER SECURITY AGREEMENT" means the security agreement executed and delivered by Borrower granting to Lender a first-priority security interest in all Collateral owned by the Borrower, as such agreement may thereafter be amended, restated, supplemented, or otherwise modified from time to time.

                  "BORROWER PLEDGE AGREEMENT" means the pledge agreement executed and delivered by Borrower in favor of Lender pledging its capital stock and other equity interests in Holdings and any other Subsidiaries now owned or hereafter acquired by the Borrower, as such agreement may thereafter be amended, restated, supplemented, or otherwise modified from time to time.

                  "BORROWING AVAILABILITY" means as of any date of determination and subject to Lender's discretion, the lesser of (i) the Revolving Commitment, and (ii) the Eligible Accounts Borrowing Base, in each case, LESS the sum of the aggregate Revolving Loan outstanding and the aggregate Letters of Credit then issued and outstanding.

                  "BORROWING BASE CERTIFICATE" means a certificate to be executed and delivered by Borrower (on behalf of itself and the other Loan Parties) no less than weekly on Friday of each week, and in any event, at any



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time a Revolving Advance is requested by Borrower, or at the request of Lender, in substantially the same form attached hereto as EXHIBIT B-1.

                  "CHIEF RESTRUCTURING OFFICER" means William S. Mackenzie of Cloyses Partners, or any other third party mutually satisfactory to Lender and Borrower.

                  "CONCENTRATION ACCOUNT" has the meaning assigned to such term in Section 2.10(a).

                  "CONCENTRATION ACCOUNT BANK" has the meaning assigned to such term in Section 2.10(a).

                  "CRI PLEDGE AGREEMENT" means the pledge agreement executed and delivered by CRI in favor of Lender pledging its capital stock and other equity interests in its Subsidiaries, as such agreement may thereafter be amended, restated, supplemented, or otherwise modified from time to time.

                  "DISBURSEMENT ACCOUNT" has the meaning assigned to such term in Section 2.10(b).

                  "ELIGIBLE ACCOUNTS" means all of the billed and unbilled Accounts owned by each Loan Party, less Unapplied Payments, except any Account to which any of the exclusionary criteria set forth below applies. Lender shall have the right to establish or modify Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Lender reserves the right, at any time and from time to time prior to the Termination Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Accounts in its reasonable credit judgment. Eligible Accounts shall not include any Account of any Loan Party (a) that does not arise from the sale of goods or the performance of services by such Loan Party in the ordinary course of its business; (b) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor; (c) that is not owned by such Loan Party; (d) that arises from a sale to any director, officer, other employee or Affiliate of any Loan Party, or to any entity that has any common officer or director with any Loan Party; (e) the Account is not paid within the 90 days following its invoice date; (f) as to which Lender's Lien thereon is not a first priority perfected Lien; (g) that is payable in any currency other than Dollars; or (h) that is otherwise unacceptable to Lender in its reasonable credit judgment.

                  "ELIGIBLE ACCOUNTS BORROWING BASE" means as of any date of determination by Lender, from time to time, an amount equal to the sum at such time of 96.6% of Eligible Accounts, and reflected on the Borrowing Base Certificate delivered by Borrower, in each case less any Reserves established by Lender at such time.

                  "EXCESS CASH BALANCE" means the amount of cash on hand net of issued and outstanding checks, determined as of the close of business on Friday of any week, with the first such determination date to be Friday, July 13, 2001.



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                  "HOLDINGS PLEDGE AGREEMENT" means the pledge agreement
executed and delivered by Holdings in favor of Lender pledging its capital stock and other equity interests in all now owned or hereafter acquired Subsidiaries (except for inactive Subsidiaries as may be specifically agreed to in writing by Lender), as such agreement may thereafter be amended, restated, supplemented, or otherwise modified from time to time.

                  "LOAN DOCUMENTS" means this Agreement, the Revolving Note, the Term Note, the Security Documents, each Letter of Credit, each reimbursement agreement or guaranty by Lender with respect to any Letter of Credit, and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Lender including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party and delivered to Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

                  "LOCK BOXES" has the meaning assigned to such term in Section 2.10(a).

                  "RELATED PERSON" has the meaning assigned to such term in
Section 2.10(g).

                  "RELATIONSHIP BANK" has the meaning assigned to such term in
Section 2.10(a).

                  "RESERVES" means reserves established by Lender against Eligible Accounts of any Loan Party that Lender may, in its reasonable credit judgment, establish from time to time.

                  "REVOLVING COMMITMENT" means the commitment of Lender to make Revolving Advances and incur Letter of Credit obligations, which aggregate commitment shall be $27,000,000 on the effective date of Amendment No. 7, as such amount may be adjusted downward, if at all, from time to time in accordance with this Agreement and Amendment No. 7, but in any event, such Revolving Commitment shall be permanently reduced by $2,000,000 on or before December 31, 2001.

                  "REVOLVING NOTE" means that certain second amended and restated Revolving Note dated July 5, 2001, together with any replacement revolving note subsequently issued by Borrower in favor of Lender.

                  "SECURITY DOCUMENTS" means the Borrower Pledge Agreement, the Borrower Security Agreement, the Subsidiary Guaranty, the Subsidiary Security Agreement, the Holdings Pledge and the CRI Pledge, together with any and all other instruments, documents and certificates delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant Lender a Lien on any real, personal or mixed property of the Loan Party as security for the Obligations.

                  "SELLER NOTES" means those certain Promissory Notes issued by Viasource Communications, Inc. in favor of (a) Service Cable Electric, Inc., a Florida corporation on May 4, 2000 in the maximum principal amount of



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$1,764,000, (b) Service Cable Corporation, a Florida corporation on May 4, 2000 in the maximum principal amount of $196,000, (c) the "Shareholders of Excalibur Cable Communications, Ltd., a Kentucky corporation" on June 1, 2000 in the maximum principal amount of $3,287,961.96, (d) the "Shareholders of Excalibur Cable Communications, Ltd., a Kentucky corporation" on June 1, 2000 in the maximum principal amount of $462,636.85, (e) John M. Clarey and Christy Clarey, both individuals, on June 1, 2000 in the maximum principal amount of $10,000,000, and (f) John M. Clarey and Christy Clarey, both individuals, on June 1, 2000 in the maximum principal amount of $6,866,481.

                  "SUBORDINATED CAPITAL" means a subordinated capital investment, either by way of debt or equity, in the Borrower on or before September 28, 2001, in an amount not less than $4,000,000 on terms and conditions satisfactory to Lender and its counsel.

                  "SUBSIDIARY GUARANTY" means the subsidiary guaranty executed and delivered by each of Borrower's and Holdings' Subsidiaries (including Holdings) in favor of Lender to guarantee all Obligations of the Borrower pursuant to this Agreement and the other Loan Documents, as such agreement may thereafter be amended, restated, supplemented, or otherwise modified from time to time.

                  "SUBSIDIARY SECURITY AGREEMENT" means the security agreement executed and delivered by each of Borrower's Subsidiaries granting to Lender a first-priority security interest in all Collateral owned by each Subsidiary, as such agreement may thereafter be amended, restated, supplemented, or otherwise modified from time to time.

                  "UCC" means the Uniform Commercial Code (or any other similar or equivalent legislation, including Revised Article 9) as in effect in any applicable jurisdiction.

                  "UNAPPLIED PAYMENTS" means any payment by an Account Debtor to any Loan Party that has not been credited to the applicable Account.

         2. AMENDMENTS TO SECTION 2 OF THE CREDIT AGREEMENT. Section 2 of the Credit Agreement, "THE LOAN," is hereby modified and amended as follows:

                  (a) Section 2.1 is hereby modified and amended to delete subsection (c) thereof in its entirety and to substitute the following therefor:

                           "(c) THE REVOLVING CREDIT FACILITY. Subject to the
terms and conditions of this Agreement and Amendment No. 7, and in reliance upon the representations and warranties of the Borrower and the other Loan Parties herein set forth and set forth in Amendment No. 7, Lender, may, in its sole discretion and from time to time, make advances available to the Borrower until the Termination Date (each a "REVOLVING ADVANCE") in an amount at any one time outstanding not to exceed the Borrowing Availability. At no time shall the Revolving Loan exceed the Revolving Commitment. Until the Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 2.1(c).

                  (b) Section 2.1(e) is hereby modified and amended to delete the first sentence thereof in its entirety and to substitute the following therefor:


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                           "(e) REVOLVING NOTE. Borrower shall execute and
deliver to Lender, on the effective date of Amendment No. 7, the second amended and restated Revolving Note to evidence the Revolving Loan."

                  (c) Section 2.2(b) is hereby modified and amended to delete the first clause thereof in its entirety and to substitute the following therefor:

                           "(b) INTEREST PERIODS. In connection with a LIBOR
Rate Loan, the interest period (each an "INTEREST PERIOD") to be applicable to the Loans shall be a 1 month period only; PROVIDED, that:"

                  (d) Section 2.2 is hereby modified and amended to delete subsection (c) thereof in its entirety and to substitute the following therefor:

                           "(c) INTEREST PAYMENTS. Subject to the provisions of
subsection 2.2(e) interest on the Loans shall be payable (i) subject to the provisions hereof for any LIBOR Rate Loan outstanding on July 5, 2001, such LIBOR Rate Loan shall convert to a 30-day LIBOR Rate Loan, and interest on such LIBOR Rate Loan shall be due and payable, at any time that such a LIBOR Rate Loan is outstanding, in arrears, on the first day of each calendar month, PROVIDED, HOWEVER, that a total of $963,440 representing interest accrued on such LIBOR Rate Loans as of the close of business on July 5, 2001, shall be fully-earned on such date, and shall be payable in four (4) equal weekly installments of $240,860 each (the "LIBOR INSTALLMENTS") until paid in full, with the first such LIBOR Installment being due and payable on July 13, 2001, and PROVIDED FURTHER, that such LIBOR Installments shall be payable in addition to any regular monthly interest payments, commencing on August 1, 2001, (ii) with respect to all other interest payments and subject to the provisions hereof, such interest payments shall be due and payable, in arrears, on the first day of each month at any time that the Obligations or the Revolving Commitment are outstanding, and PROVIDED, FURTHER, that, commencing on May 21, 2001, that portion of interest on LIBOR Rate Loans accruing at a rate in excess of the LIBOR Rate plus 5.00% and that portion of interest on Base Rate Loans at a rate in excess of the Base Rate plus 3.50% shall not be payable in cash, but instead shall accrue (and compound at the LIBOR Rate or Base Rate plus the Applicable Margin then in effect and in the manner provided with respect to LIBOR Rate Loans or Base Rate Loans, as applicable) and be payable in cash upon the earlier to occur of (x) March 31, 2002, and (y) the Termination Date. Borrower may prepay, at any time without penalty, the LIBOR Installments, PROVIDED that any prepayment shall be applied to outstanding LIBOR Installments in the inverse order of maturity. Borrower shall be required to pay, weekly, on Monday of each week, the Excess Cash Balance as of the close of business on Friday of the preceding week, which payment shall be applied to the LIBOR Installments in inverse order of maturity until such LIBOR Installments are paid in full."

                           (e) Sections 2.2 (d) and 2.7(a) are hereby modified
and amended to delete all references to a 1, 2, 3 or 6-month Interest Period, in their entirety, and to substitute the following therefor:

                               "1 month Interest Period"

                           (f) Section 2.4(e) "SCHEDULED MANDATORY PREPAYMENTS"
is hereby modified and amended to delete the payment schedule set forth therein

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in its entirety and to substitute the following therefor:

                  PAYMENT DATE                         INSTALLMENT AMOUNT
                  ------------                         ------------------
December 31, 2000, March 31, 2001                           $468,750
August 15, 2001 and September 25, 2001

December 26, 2001, March 26, 2002
June 25, 2002, September 25, 2002                           $937,500
December 26, 2002, March 26, 2003
June 25, 2003 and September 25, 2003

December 26, 2003, March 26, 2004
June 25, 2004 and September 7, 2004                       $1,406,250

PROVIDED, HOWEVER, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan.

         (g) Section 2.9 is hereby modified and amended to delete subsection (b) thereof in its entirety and to substitute the following therefor:

                  "(b) FURTHER ASSURANCES; ADDITIONAL SECURITY. Borrower shall, and shall cause each other Loan Party (whether now or hereafter acquired or existing) to, from time to time, execute and deliver to Lender such additional Security Documents, statements, documents, agreements and reports as it may from time to time reasonably request to evidence, perfect or otherwise implement or assure the security for repayment of the Obligations; PROVIDED, that no Loan Party shall be required to provide a different type of Collateral from that contemplated for such by the Security Documents to which it is a party as of the Initial Effective Date; provided, HOWEVER, that Borrower and each Loan Party specifically agree, for purposes of this SECTION 2.9(B) that (i) the addition of
SECTION 2.10 hereof and the implementation of a cash management system does not constitute a different type of Collateral, and (ii) the enactment of Revised
Article 9 of the UCC and the revised types of collateral therein do not constitute a different type of Collateral; and PROVIDED FURTHER that the Borrower and each Loan Party specifically agree that the "Security Documents" to which this Section 2.9(b) applies includes, without limitation, all Security Documents executed in connection with Amendment No. 7. All reinsurance policies shall include direct access agreements reasonably acceptable to Lender."

         (h) A new Section 2.10 "CASH MANAGEMENT" is hereby inserted as follows:

         "2.10 CASH MANAGEMENT; LOCK BOXES; BLOCKED ACCOUNT AGREEMENTS. Each Loan Party shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

                  (a) Until the Termination Date, each Loan Party shall (i) maintain lock boxes ("LOCK BOXES") or blocked accounts ("BLOCKED ACCOUNTS") at one or more of the banks set forth in SCHEDULE 2.10, and shall request in writing and otherwise ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in



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respect of any and all Collateral (whether or not otherwise delivered to a Lock
Box) into one or more Blocked Accounts in such Loan Party's name and at a bank identified in SCHEDULE 2.10 (each, a "RELATIONSHIP BANK"). The Borrower shall maintain a concentration account in its name (each a "CONCENTRATION ACCOUNT" and collectively, the "CONCENTRATION ACCOUNTS") at the bank or banks that shall be designated as the Concentration Account bank for each such Loan Party in
SCHEDULE 2.10 (each a "CONCENTRATION ACCOUNT BANK" and collectively, the "CONCENTRATION ACCOUNT BANKS"), which banks shall be reasonably satisfactory to Lender.

                  (b) Each Loan Party may maintain, in its name, an account (each a "DISBURSEMENT ACCOUNT" and collectively, the "DISBURSEMENT ACCOUNTS") at a bank reasonably acceptable to Lender into which Lender shall, from time to time, deposit proceeds of Revolving Advances made to the Borrower pursuant to
SECTION 2.1 for use by such Borrower solely in accordance with the provisions of
SECTION 2.6.

                  (c) On or before July 13, 2001, each Concentration Account Bank, each bank where a Disbursement Account is maintained and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Lender and the applicable Loan Party thereof, as applicable, in form and substance reasonably acceptable to Lender, which shall become operative on or prior to July 20, 2001 (the "BLOCKED ACCOUNT EFFECTIVE DATE"). Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the applicable Concentration Account are held by such bank as agent or bailee-in-possession for Lender, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Blocked Account Effective Date (A) with respect to banks at which a Blocked Account is maintained, such bank agrees, from and after the receipt of a notice (an "ACTIVATION NOTICE") from Lender (which Activation Notice may be given by Lender at any time at which (1) a Default or Event of Default has occurred and is continuing, (2) Lender reasonably believes based upon information available to it that a Default or an Event of Default is likely to occur; (3) Lender reasonably believes that an event or circumstance that is likely to have a Material Adverse Effect has occurred, or (4) Lender reasonably has grounds to question the integrity of any Loan Party's Cash Management Systems or any Loan Party's compliance with the provisions of this SECTION 2.10 or any other provisions of the Loan Documents to the extent related to such Cash Management Systems (any of the foregoing being referred to herein as an "ACTIVATION EVENT")), to forward immediately all amounts in each Blocked Account to such Borrower's Concentration Account Bank and to commence the process of daily sweeps from such Blocked Account into the applicable Concentration Account and
(B) with respect to each Concentration Account Bank, such bank agrees from and after the receipt of an Activation Notice from Lender upon the occurrence of an



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Activation Event, to immediately forward all amounts received in the applicable
Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. From and after the date Lender has delivered an Activation Notice to any bank with respect to any Blocked Account(s), no Loan Party shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in Disbursement Accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

                  (d) So long as no Default or Event of Default has occurred and is continuing, the Loan Parties may amend SCHEDULE 2.10 to add or replace a Relationship Bank, Lock Box or Blocked Account or to replace any Concentration Account or any Disbursement Account; PROVIDED, that (i) Lender shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, the applicable Loan Party or its Subsidiaries, as applicable, and such bank shall have executed and delivered to Lender a tri-party blocked account agreement, in form and substance reasonably satisfactory to Lender. The Loan Parties shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days following notice from Lender that the creditworthiness of any bank holding an account is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within 60 days following notice from Lender that the operating performance, funds transfer or availability procedures or performance with respect to accounts or Lock Boxes of the bank holding such accounts or Lender's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Lender's reasonable judgment.

                  (e) The Lock Boxes, Blocked Accounts, Disbursement Accounts and the Concentration Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which each Loan Party thereof shall have granted a Lien to Lender, pursuant to the Security Agreement.

                  (f) In the event that Lender issues an Activation Notice and commences daily sweeps, the Loan Parties agree that all amounts deposited in the Collection Account shall be deemed received by Lender in accordance with SECTION
2.4 and shall be applied (and allocated) by Lender in accordance with SECTION
2.4. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

                  (g) Each Loan Party shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Loan Party (each a "RELATED PERSON") to (i) hold in trust for Lender, for the benefit of itself and Lenders, all checks, cash and other items of payment received by such Loan Party or any such Related Person, and (ii) within 1 Business Day after receipt by such Loan Party or any such Related Person of any checks, cash or other items of payment, deposit the same into a Blocked Account of such Loan Party. Each Loan Party and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable Blocked Accounts."

         3. AMENDMENTS TO SECTION 5 OF THE CREDIT AGREEMENT. Section 5 of the Credit Agreement, "BORROWER'S AFFIRMATIVE COVENANTS," is hereby modified and amended as follows:

                  (a) Section 5.1 is hereby modified and amended to require the Borrower (on behalf of itself and the other Loan Parties) to deliver to Lender on a weekly basis, a (i) rolling thirteen (13) week cash forecast by line item for Borrower's and the other Loan Parties' operations (all such forecasts shall be in form and substance acceptable to Lender), together with a comparison of actual payments and budgeted line items for the previous week, and (ii) "flash" report.

                  (b) A new Section 5.11 "CHIEF RESTRUCTURING OFFICER" is hereby inserted as follows:

                  "5.11 CHIEF RESTRUCTURING OFFICER. Borrower agrees to engage the Chief Restructuring Officer with such duties, responsibilities and job description, for a period of time, and for such fee as may be mutually acceptable to Borrower and Lender. Upon engagement of such Chief Restructuring Officer, such Person shall not be discharged without the prior written consent of Lender. Borrower agrees to cooperate fully, and cause its officers, employees, accountants, consultants and other agents to cooperate fully, in furnishing information as and when reasonably requested by Lender or Chief Restructuring Officer regarding the Collateral and the affairs, finances, financial condition and business operations of the Loan Parties. Borrower authorizes Lender and Chief Restructuring Officer to meet and/or have discussions with any of Borrower's or any Loan Party's officers, employees, accountants, consultants and other agents from time to time to discuss any matters regarding the Collateral and the affairs, finances, financial condition and business operations of the Loan Parties, and shall direct and authorize all such persons and entities to fully disclose to Lender and Chief Restructuring Officer all information reasonably requested by Lender or Chief Restructuring Officer regarding such Collateral and finances, financial conditions and business operations of the Loan Parties. Borrower waives and releases any such officer, employee, accountant, consultant or other agent from the operation and provisions of any confidentiality agreement with Borrower or any Loan Party to which such agent is a party so that such agent is not prohibited from providing information to Lender or Chief Restructuring Officer. Borrower and the other Loan Parties shall promptly, when and as requested by Lender or Chief Restructuring Officer, provide Lender and Chief Restructuring Officer with access to the original books and records of any Loan Party and permit Lender and Chief Restructuring Officer to make copies thereof."

         4. AMENDMENTS TO SECTION 6 OF THE CREDIT AGREEMENT. Section 6 of the Credit Agreement, "BORROWER'S NEGATIVE COVENANTS," is hereby modified and amended as follows:

                  (a) Section 6.1 is hereby modified and amended to delete subsection (ix) thereof in its entirety and to substitute the following therefor:

                           "(ix) [Intentionally Omitted]."


                  (b) Section 6.3 is hereby modified and amended to delete the following phrase:

                           "Borrower may make payments on the Seller Notes in
the manner permitted under Section 6.6 hereof; and PROVIDED, FURTHER,"

                  (c) Section 6.6 is hereby modified and amended to delete the following phrase:

                           "Borrower may make scheduled interest and principal
payments on the O'Leary Seller Note from the Net Cash Proceeds of a Permitted Equity Financing; (iii)"

                  (d) Section 6.8 is hereby modified and amended to delete the following phrase:

                           ", that, so long as no Default or Event of Default is
continuing, Borrower and its Subsidiaries may consummate a Permitted Acquisition, so long as the payment of the purchase price and the financing of such Permitted Acquisition shall not diminish (or result in the reduction with respect to the immediately following Fiscal Year), of amounts payable pursuant to Section 2.4(h) hereof, and PROVIDED, FURTHER,"

                  (e) A new Section 6.16 "PAYMENTS ON ACCOUNT OF SUBORDINATED INDEBTEDNESS" is hereby inserted as follows:

                           "6.16 PAYMENTS ON ACCOUNT OF SUBORDINATED
INDEBTEDNESS. Notwithstanding anything herein to the contrary, Borrower shall not at any time make any payment on account of any principal, interest, fees or other charges accrued on any Subordinated Indebtedness."

         5. AMENDMENTS TO SECTION 7 OF THE CREDIT AGREEMENT. Section 7 of the Credit Agreement, "EVENTS OF DEFAULT," is hereby modified and amended as follows:

                  (a) A new Section 7.13 "TENURE OF CHIEF RESTRUCTURING OFFICER" is hereby inserted as follows:

                           "7.13 TENURE OF CHIEF RESTRUCTURING OFFICER. Borrower
shall discharge the Chief Restructuring Officer without the consent of Lender."

                  (b) A new Section 7.14 "PAYMENTS ON SUBORDINATED INDEBTEDNESS" is hereby inserted as follows:

                           "7.14 PAYMENTS ON SUBORDINATED INDEBTEDNESS. Borrower
shall make any payments of principal, interest or fees on any Subordinated Indebtedness."


         6. FEES. Borrower shall pay the following fees to Lender in connection with this Amendment:

                  (a) An underwriting fee of $300,000, which fee shall be fully earned on the effective date of this Amendment, and payable upon the earlier to occur of (i) March 31, 2002, or (ii) the Termination Date.

                  (b) For each $100,000 of incremental Revolving Advances made by Lender or Letters of Credit issued for the account of Borrower or any other Loan Party, Borrower shall issue to Lender warrants equal to one percent (1%) of

Borrower's common stock as of such date (the "FEE WARRANTS") exercisable by Lender after September 28, 2001 for $0.01 per share and upon terms and conditions substantially similar to the Warrant. Such Fee Warrants shall be issued on the date on which Lender makes such Revolving Advance or issues such Letters of Credit and shall be immediately delivered to Lender, PROVIDED, HOWEVER, that commencing on the thirtieth (30th) day from the June 29, 2001, and on each thirtieth (30th) day thereafter, through and including the date that is ninety (90) days from June 29, 2001, that the Subordinated Capital is not received by the Borrower, the face value of the Fee Warrants issued after such date shall be increased to an additional one percent (1%) for each $100,000 in incremental Revolving Advances or issuance of any Letter of Credit, PROVIDED, HOWEVER, that, in no event shall the number of shares of common stock issued or issuable upon the exercise of such Fee Warrants, together with the Warrants and any other warrants for the Borrower's common stock that Lender may exercise, exceed 19.999% of the common stock of the Borrower outstanding on any date of determination, and PROVIDED, FURTHER, that if Borrower has received the proceeds of the Subordinated Capital by September 28, 2001, Borrower shall be entitled to cancel all Fee Warrants issued in accordance with this SECTION 6 and issue to Lender a single replacement Fee Warrant for two percent (2%) of Borrower's common stock outstanding as of September 28, 2001 in lieu thereof (the "Replacement Fee Warrant"), which Replacement Fee Warrant shall be exercisable by Lender at any time thereafter for $0.01 per share and upon terms and conditions substantially similar to the Warrant.

         7. ACKNOWLEDGMENT OF AMOUNT, VALIDITY AND ENFORCEABILITY OF LOAN DOCUMENTS AND THE OBLIGATIONS THEREUNDER. The Borrower expressly acknowledges and agrees that Lender has a valid, duly perfected and fully enforceable security interest in and lien against each item of Collateral. The Borrower also agrees that it shall not dispute the validity or enforceability of the Credit Agreement and other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or extent of Lender's security interest in or Lien against any item of Collateral. Borrower hereby specifically acknowledges that the outstanding indebtedness of Borrower to Lender under the Credit Agreement as of the date hereof totals the sum of (i) the principal balance of the Term Loan of $14,062,500, plus (ii) the principal balance of the Revolving Loan (including issued and outstanding Letters of Credit) of $24,890,125, plus
(iii) interest accrued but unpaid of $1,325,915, plus (iv) costs, expenses and other fees and charges as provided in the Credit Agreement in the approximate amount of $1,005,665.

         8. WAIVER AND RELEASE. This Amendment is intended to be a further accommodation by Lender to Borrower and the other Loan Parties. In consideration of all such accommodations, and acknowledging that Lender will be specifically relying on the following provisions as a material inducement in entering into this Amendment, Borrower, for itself and each of the other Loan Parties agrees that, in addition to and without limiting any of Lender's other rights or remedies under the Credit Agreement, other Loan Documents and applicable law, for good and valuable consideration provided herein, Borrower, for itself and each other Loan Party, hereby releases and discharges Lender and its respective agents, servants, employees, directors, officers, attorneys, accountants, affiliates, representatives, receivers, trustees, subsidiaries, predecessors, successors and assigns (collectively, the "RELEASED PARTIES") from all claims, damages, losses, demands, liabilities, obligations, actions and causes of action whatsoever (whether arising in contract or in tort, and whether at law or in equity), which Borrower and each other Loan Party may now have or claim to have against the Released Parties, whether known or unknown, matured or contingent, liquidated or unliquidated, arising from, in connection with, or in any way concerning or relating to the Credit Agreement or other Loan Documents, except acts after the execution and delivery of this Amendment. In connection with such release and discharge, Borrower and each other Loan Party specifically and expressly waive all claims that Borrower and each other Loan Party does not know or suspect to exist in its favor at the time of executing this Amendment. In connection with a bankruptcy or similar proceeding initiated by or against Borrower or any Loan Party: (i) Lender will be entitled to immediate relief from the automatic stay and all other stays and injunctions without further notice, hearing or order of court so that Lender will be able to immediately exercise all or any of its rights and remedies in the Credit Agreement, other Loan Documents and applicable law, including, but not limited to, the commencement and consummation of a foreclosure on any or all of the Collateral; (ii) neither Borrower nor any other Loan Party will seek or support an effort by any other party to obtain an injunction, judgment or any other type of order staying or delaying Lender from proceeding with any one or more of its rights or remedies under its Credit Agreement, other Loan Documents and applicable law; (iii) neither Borrower nor any other Loan Party will seek to use Lender's cash collateral over its objection nor contest any motion, application or other pleadings filed by or on behalf of Lender in any court of competent jurisdiction seeking enforcement of the terms of this Section; (iv) Borrower and the other Loan Parties will cooperate with Lender so that Lender can promptly enforce its rights as set forth in its Credit Agreement and other Loan Documents; and (v) neither Borrower nor any other Loan Party will request or consent to (A) the imposition of any lien superior to those of Lender in the Collateral under its Credit Agreement and other Loan Documents, whether pursuant to 11 U.S.C. Section 364 or otherwise or (B) a "cramdown" of Lender's claims pursuant to 11 U.S.C.
Section 1129(b) or (C) the impairment of Lender's claims, liens, rights under the Credit Agreement and other Loan Documents, or otherwise affect Lender's rights or any Collateral under the Credit Agreement and other Loan Documents.

         9. NO OTHER AMENDMENTS. Except as otherwise expressed herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. Except for the amendments set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect and the Borrower hereby ratifies and confirms its Obligations thereunder. This Amendment shall not constitute a modification of the Credit Agreement or a course of dealing with the Lender at variance with the Credit Agreement such as to require further notice by the Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except as expressly set forth herein. The Borrower acknowledges and expressly agrees that the Lender reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Credit Agreement and its other Loan Documents. The Borrower has no knowledge of any challenge to any of the Lender's claims arising under the Loan Documents, or to the effectiveness of any Loan Documents. This Amendment, the Loan Documents executed in connection therewith, and the transactions contemplated thereby are not intended to constitute a novation.

         10. CONDITIONS PRECEDENT TO EFFECTIVENESS ON THE CLOSING DATE. This Amendment shall become effective when, and only when, the Lender shall have received five (5) original signature pages to the following Loan Documents and an executed copies of any other document set forth below:

                  (a) this Amendment; and

                  (b) the Revolving Note; and

                  (c) the Borrower Security Agreement; and

                  (d) the Borrower Pledge Agreement, together with stock powers in blank; and

                  (e) the Subsidiary Guaranty; and

                  (f) the Subsidiary Security Agreement; and

                  (g) the Holdings Pledge Agreement, together with stock powers in blank; and

                  (h) the CRI Pledge Agreement, together with stock powers in blank; and

                  (i) the Borrower loan certificate; and

                  (j) UCC-1 financing statements, as applicable; and

                  (k) an affidavit, in form and substance satisfactory to Lender affirming that this Amendment and the Loan Documents executed in connection therewith were executed in Atlanta, Georgia; and

                  (l) such other information, documents, instruments or approvals as the Lender or the Lender's counsel may require.

         11. POST-CLOSING CONDITIONS TO EFFECTIVENESS. Within the period of time specified below, the Borrower and the other Loan Parties shall have satisfied the following post-closing requirements for, and delivered the following documents to, the Lender:

                  (a) as soon as practicable following the effective date of Amendment No. 7, a legal opinion of Borrower's counsel, attesting to due execution and enforceability of the Loan Documents executed and delivered in connection with this Amendment; and

                  (b) by July 9, 2001, Borrower and the other Loan Parties shall have delivered to Lender or Lender's counsel all titles to motor vehicles presently owned by Borrower or any other Loan Party and pledged to Lender as Collateral pursuant to the Security Agreements.

                  (c) by July 10, 2001 a duly executed Collateral Agency Agreement by and among Lender, Borrower, the other Loan Parties and Lexis document services with respect to perfecting Lender's security interest in Borrower's and the other Loan Parties' vehicle titles, in form and substance satisfactory to Lender; and

                  (d) by July 13, 2001 Borrower shall have issued new original stock certificates with respect to the stock certificates previously held by

Independence Community Bank as bailee under the Holdings Pledge Agreement, such certificates to name Holdings as holder of such certificates; and

                  (e) by July 13, 2001 Borrower shall deliver to Lender the original stock certificate for Holdings; and

                  (f) by July 13, 2001, duly executed blocked account agreements with respect to the bank accounts set forth on SCHEDULE 2.10 hereto in form and substance satisfactory to Lender; and

                  (g) by July 13, 2001, duly executed Mortgages with respect to the parcels of real property set forth on SCHEDULE 4.1(E) hereto and pursuant to
SECTION 5.9 of the Credit Agreement, in form and substance satisfactory to Lender; and

                  (h) by July 13, 2001, environmental indemnities with respect to parcels of real property set forth on SCHEDULE 4.1(E) hereto in form and substance satisfactory to Lender; and

                  (i) within twenty (20) days of the effectiveness of Amendment No. 7, collateral access agreements for leased real property set forth on
SCHEDULE 4.5 hereto that Lender deems, in its sole discretion are required; and

                  (j) within ten (10) days of the effectiveness of Amendment No. 7, updated certificates of insurance naming Lender as additional named insured or loss payee thereunder, which provides for at least 30 days' prior written notice to Lender of any material modification or cancellation of such policy pursuant to SECTION 5.4(B) of the Credit Agreement; and

                  (k) such other information, documents, instruments or approvals as the Lender or the Lender's counsel may require.

         12. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower (on behalf of itself and each other Loan Party) represents and warrants as follows:

                  (a) Each Loan Party is a corporation organized, validly existing and in good standing under the laws of the jurisdiction of formation and all other jurisdictions in which the failure to be so qualified has not had and could not reasonably be expected to have a Material Adverse Effect, has all requisite power and authority to own and operate its properties, to carry on its business as now conducted, and to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby; and

                  (b) Each Loan Party is engaged only in the businesses permitted to be engaged in pursuant to SECTION 6.13 and is conducting its business in accordance with the provisions of SECTION 6.13 and each Loan Party holds all licenses, permits, franchises, certificates of authority or any waivers of the foregoing that are necessary to permit them to conduct their respective businesses as now conducted and such licenses, permits, franchises, certificates of authority and waivers are valid and in full force and effect; and

                  (c) All Subsidiaries of the Borrower and Holdings, and each respective Person's ownership interests in such Subsidiary are identified on replacement SCHEDULE 4.1(D) annexed hereto. The capital stock of each of the

Subsidiaries identified on SCHEDULE 4.1(D) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. No Subsidiary, other than as set forth on SCHEDULE 4.1(D) is in existence as of the date hereof; and

                  (d) No Loan Party owns any real property other than as set forth on SCHEDULE 4.1(E) annexed hereto; and

                  (e) The chief executive office, principal place of business, state of incorporation and organizational identification number assigned by such State of incorporation of each Loan Party is as set forth on Part One of replacement SCHEDULE 4.1(F) annexed hereto; and

                  (f) The location where each Loan Party keeps its books and records, any inventory, or any equipment is as set forth on Parts Two, Three and Four, respectively, of replacement SCHEDULE 4.1(F) annexed hereto; and

                  (g) Other than as set forth in Part Five of replacement
SCHEDULE 4.1(F) annexed hereto, no Loan Party does business under any fictitious business names or tradenames or has done business under the same for the five
(5) years preceding the date hereof; and

                  (h) Each Loan Party has good, legal title to all of their respective properties (real and personal) and assets; and

                  (i) Replacement SCHEDULE 4.5 annexed hereto contains a true, accurate and complete list of all Material Leasehold Properties of any Loan Party, regardless of whether such Loan Party is the landlord or the tenant and whether directly or as an assignee or successor in interest under such lease, sublease or assignment; and

                  (j) Except as disclosed on replacement SCHEDULE 4.20 annexed hereto, the operations of each Loan Party (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws; and

                  (k) Each Loan Party has paid its respective Taxes; and

                  (l) The execution, delivery, and performance by Borrower of this Amendment and the Borrower and the other Loan Parties of the Loan Documents to which they are a party, as amended hereby, are within each Loan Party's corporate powers, have been duly authorized by all necessary corporate action and do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Loan Party or any of their corporate documents, or any order, judgment, or decree of any court or other governmental authority binding upon any Loan Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of any Loan Party, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Loan Party, other than Liens in favor of the Lender, or (iv) require any approval of Borrower's shareholders or any approval or consent of any Person under any material Contractual Obligation of any Loan Party; and

                  (m) The execution, delivery, and performance by each Loan Party of this Amendment and the Loan Documents to which they are a party, as amended hereby and thereby, do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any governmental authority or other Person, or require any other Governmental Authorization; and

                  (n) This Amendment and each other Loan Document to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally; and

                  (o) No transfer of property is being made by Borrower or any other Loan Party and no obligation is being incurred by Borrower or any other Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower or any other Loan Party, or to leave such Borrower or other Loan Party with unreasonably small capital with which to conduct its present or proposed business; and

                  (p) Other than the Term Loan Default (as defined in the Forbearance Agreement) no other Default or Event of Default has occurred or is continuing.

         13. APPLICABLE LAW. THIS AMENDMENT AND THE TRANSACTIONS EVIDENCED HEREBY SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

         14. FORBEARANCE AGREEMENT SUPERCEDED. This Amendment supercedes, in all respects, the Forbearance Agreement.

         15. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

         16. TIME IS OF THE ESSENCE. For purposes of this Amendment, the Credit Agreement and all other Loan Documents, Borrower, for itself and the other Loan Parties, hereby acknowledges that time is of the essence.

         17. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan

Documents to "the Credit Agreement" "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

         18. COSTS, EXPENSES AND TAXES. Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities hereunder and thereunder.

         19. LOAN DOCUMENT. This Amendment shall be deemed to be a Loan Document for all purposes.



               [The remainder of the page is intentionally blank.]

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused it to be executed under seal by their duly authorized officers, as of the day and year first written above.

BORROWER:                            VIASOURCE COMMUNICATIONS, INC., a
                                     New Jersey corporation


                                      By:    /s/ Craig A. Russey
                                             --------------------------
                                      Name:  Craig A. Russey, President
                                             --------------------------

                                      Notice Address:
                                      c/o Communications Resources Incorporated
                                      200 East Broward, Suite 2100
                                      Ft. Lauderdale, Florida 33308
                                      Attn: Craig A. Russey

                                      and a copy to:

                                      Akerman Senterfitt & Eidson, P.A.
                                      SunTrust International Center
                                      One South East Third Avenue,
                                      28th Floor
                                      Miami, Florida 333131
                                      Attention: Bradley D. Houser, Esq.

LENDER:                         GENERAL ELECTRIC CAPITAL
                                CORPORATION

                                By:    /s/ Stephen W. Hipp
                                       -------------------------------------
                                Name:  Stephen W. Hipp, Authorized Signatory
                                       -------------------------------------

                                Notice Address:
                                General Electric Capital Corporation
                                2325 Lakeview Parkway
                                Suite 700
                                Alpharetta, Georgia 30004
                                Attn:  Viasource Account Manager

                                with a copy to:
                                General Electric Capital Corporation
                                201 High Ridge Road
                                Stamford, Connecticut 06927
                                Attn:  Susan L. Poland, Esq.

                                and a copy to:
                                Paul, Hastings, Janofsky & Walker LLP
                                600 Peachtree Street NE, Suite 2400
                                Atlanta, Georgia 30008
                                Attention: Jesse H. Austin,  III, Esq.